 Filed pursuant to Rule 424(b)(3)
 Registration Statement No. 333-271861
Prospectus Supplement No. 3
(To Prospectus dated July 3, 2023)
ECARX Holdings Inc.
23,871,971 CLASS A ORDINARY SHARES UNDERLYING WARRANTS,
291,679,672 CLASS A ORDINARY SHARES AND
8,872,000 WARRANTS TO PURCHASE CLASS A ORDINARY SHARES
This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated July 3, 2023 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our Registration Statement on Form F-1 (Registration No. 333-271861) filed with the Securities and Exchange Commission.
The Prospectus relates to (i) the issuance by ECARX Holdings Inc. of up to 23,871,971 Class A Ordinary Shares, and (ii) the offer and resale from time to time by the selling securityholders identified in the Prospectus or their pledgees, donees, transferees, assignees or other successors in interest (that receive any of the securities as a gift, distribution, or other non-sale related transfer) of up to (a) 291,679,672 Class A Ordinary Shares, including 46,286,735 Class A Ordinary Shares beneficially owned by SHINE LINK VENTURE LIMITED (the “SHINE LINK Shares”), 5,250,000 Class A Ordinary Shares issued to the Sponsor (the “Sponsor Shares”) on the Closing Date in exchange for the Class B ordinary shares of COVA, and 8,872,000 Class A Ordinary Shares issuable upon the exercise of the Sponsor Warrants, and (b) up to 8,872,000 Sponsor Warrants issued to the Sponsor on the Closing Date. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Prospectus.
This prospectus supplement is provided solely to update information in the “Selling Securityholders” section and the “Plan of Distribution” section of the Prospectus to reflect (i) the transfer of all of the Sponsor Shares and Sponsor Warrants from the Sponsor to its members, and (ii) the proposed distribution of certain of the SHINE LINK Shares by SHINE LINK VENTURE LIMITED to recipients of incentive awards we have previously granted and administered through SHINE LINK VENTURE LIMITED pursuant to the Prospectus.
This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.
Our Class A ordinary shares and warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbols “ECX” and “ECXWW,” respectively. On August 22, 2023, the closing price of our Class A ordinary shares on Nasdaq was $4.38 per share, and the closing price of our warrants on Nasdaq was $0.05 per warrant.
We may further amend or supplement the Prospectus and this prospectus supplement from time to time by filing amendments or supplements as required. You should read the entire Prospectus, this prospectus supplement and any amendments or supplements carefully before you make your investment decision.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 18 of the Prospectus for a discussion of information that should be considered in connection with an investment in our securities.
Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is August 23, 2023.

SELLING SECURITYHOLDERS
This prospectus relates to, among other things, the registration and resale by the Selling Securityholders of up to (A) 291,679,672 Class A Ordinary Shares, which include (i) 46,286,735 Class A Ordinary Shares beneficially owned by SHINE LINK VENTURE LIMITED, which were originally acquired prior to the Closing Date and will be distributed, in whole or in part, to recipients of incentive awards we have previously granted and administered through SHINE LINK VENTURE LIMITED (“ESOP Distributees”) pursuant to this prospectus, (ii) 27,523,335 Class A Ordinary Shares beneficially owned by Baidu (Hong Kong) Limited and Geely Automobile Holdings Limited, which were originally acquired prior to the Closing Date, (iii) 144,440,574 Class A Ordinary Shares beneficially owned by Fu&Li Industrious Innovators Limited and 48,960,916 Class A Ordinary Shares issuable upon the conversion of 48,960,916 Class B Ordinary Shares beneficially owned by Fu&Li Industrious Innovators Limited and Jie&Hao Holding Limited which were originally acquired prior to the Closing Date, (iv) 5,250,000 Sponsor Shares issued to the Sponsor on the Closing Date in exchange for the Class B ordinary shares of COVA and subsequently distributed to certain members of the Sponsor; (v) 8,872,000 Class A Ordinary Shares issuable upon the exercise of the Sponsor Warrants, which warrants were originally issued to the Sponsor on the Closing Date and subsequently distributed to certain members of the Sponsor; (vi) 3,500,000 Class A Ordinary Shares issued to the Strategic Investors on the Closing Date; (vii) 1,052,632 Class A Ordinary Shares issued to Lotus on the Closing Date; and (viii) 5,793,480 Class A Ordinary Shares issuable upon conversion of the Investor Notes issued to the CB Investors, and (B) 8,872,000 Sponsor Warrants. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our securities after the date of this prospectus.
The Selling Securityholders may from time to time offer and sell any or all of the Ordinary Shares or Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. However, we cannot advise you as to whether the Selling Securityholders will, in fact, sell any or all of such Ordinary Shares or Warrants. In addition, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of some or all of their Ordinary Shares or Warrants since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act.
The table below sets forth the aggregate number of Ordinary Shares and Warrants beneficially owned by the Selling Securityholders immediately prior to the offering, the aggregate number of Ordinary Shares and Warrants that the Selling Securityholders may offer pursuant to this prospectus, and the aggregate number of Ordinary Shares and Warrants beneficially owned by the Selling Securityholders after the Registered Securities are sold. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is based upon information provided by the Selling Securityholders. Certain selling securityholders may also beneficially own securities indirectly through their beneficial ownership of securities held directly by other selling securityholders included in the table below. In the table set forth below, such beneficial ownership is only included for the direct owner of such securities to avoid double counting, but is reflected in the footnotes for the other applicable beneficial owners of such securities.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Ordinary Shares registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”

	Securities beneficially owned prior to this offering				Securities to be sold in this offering		Securities beneficially owned after this offering(3)
Name of Selling Securityholder	Ordinary Shares(1)	%(1)	Warrants(2)	%(2)	Ordinary Shares(1)	Warrants(2)	Ordinary Shares(1)	%(1)	Warrants(2)	%(2)
Fu&Li Industrious Innovators Limited(4)	168,921,032	50.1	—	—	168,921,032	—	—	—	—	—
Jie&Hao Holding Limited(5)	24,480,458	7.3	—	—	24,480,458	—	—	—	—	—
SHINE LINK VENTURE LIMITED(6)	46,286,735	13.7	—	—	46,286,735	—	—	—	—	—
Baidu (Hong Kong) Limited(7)	22,367,946	6.6	—	—	22,367,946	—	—	—	—	—
Geely Automobile Holdings Limited(8)	5,155,389	1.6	—	—	5,155,389	—	—	—	—	—
Absolute Bond Limited(9)	1,110,660	*	3,797,216	15.9	1,110,660	3,797,216	—	—	—	—
Chye Kiou Heng(10)	1,110,660	*	—	—	1,110,660	—	—	—	—	—
Jun Hong Heng(11)	72,660	*	124,208	0.5	72,660	124,208	—	—	—	—
Paloma Opportunities Ltd(12)	1,749,030	*	2,989,864	12.5	1,749,030	2,989,864	—	—	—	—
PT Elang Mahkota Teknologi Tbk(13)	1,146,990	*	1,960,712	8.2	1,146,990	1,960,712	—	—	—	—
Jack Smith(14)	10,000	*	—	—	10,000	—	—	—	—	—
Crescent Cove Advisors, LP(15)	50,000	*	—	—	50,000	—	—	—	—	—
Luminar Technologies, Inc.(16)	1,500,000	*	—	—	1,500,000	—	—	—	—	—
Geely Investment Holding Ltd.(17)	2,000,000	*	—	—	2,000,000	—	—	—	—	—
Lotus Technology Inc.(18)	1,052,632	*	—	—	1,052,632	—	—	—	—	—
SPDB International (Hong Kong) Limited(19)	3,119,566	*	—	—	3,119,566	—	—	—	—	—
CNCB (Hong Kong) Investment Limited(20)	2,673,914	*	—	—	2,673,914	—	—	—	—	—

*
Less than 1% of the total number of outstanding Ordinary Shares.

(1)
The percentage of our Ordinary Shares beneficially owned is computed on the basis of 288,434,474 Class A Ordinary Shares and 48,960,916 Class B Shares issued and outstanding as of August 22, 2023, and does not include 23,871,971 Class A Ordinary Shares issuable upon the exercise of our Warrants or Class A Ordinary Shares issuable upon the conversion of Investor Notes.

(2)
The percentage of our Warrants beneficially owned is computed on the basis of 23,871,971 Warrants issued and outstanding as of August 22, 2023.

(3)
Assumes the sale of all shares offered in this prospectus.

(4)
Mr. Eric Li (Li Shufu), our co-founder, holds 100% of the issued and outstanding shares of Minghao Group Limited and Minghao Group Limited holds 1% of shares in Fu&Li Industrious Innovators Limited and its shares are voting shares. Industrious Innovators Limited, which is owned by a trust established for the benefit of Mr. Eric Li (Li Shufu) and his family, holds 99% of shares in Fu&Li Industrious Innovators Limited and its shares are non-voting shares. Mr. Eric Li (Li Shufu) is solely entitled to exercise the voting and dispositive power in respect of all ordinary shares held by Fu&Li Industrious Innovators Limited. The address of Fu&Li Industrious Innovators Limited, Minghao Group Limited and Industrious Innovators is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(5)
Jie&Hao Holding Limited is a limited liability company incorporated in British Virgin Islands and wholly owned by Mr. Ziyu Shen. Mr. Ziyu Shen is our Chairman and Chief Executive Officer. Mr. Ziyu Shen holds 100% of the issued and outstanding shares of Little SJH Holding Limited and Little SJH Holding Limited holds 1% of shares in Jie&Hao Holding Limited and its shares are voting shares. Mr. Ziyu Shen holds 100% of the issued and outstanding shares of Magician Hao Holding Limited and Magician Hao Holding Limited holds 99% of shares in Jie&Hao Holding Limited and its shares are non-voting shares. Mr. Ziyu Shen is solely entitled to exercise the voting and dispositive power in respect of all ordinary shares held by Jie&Hao Holding Limited. The address of Little SJH Holding Limited, Magician Hao Holding Limited and Jie&Hao Holding Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(6)
SHINE LINK VENTURE LIMITED is a limited liability company incorporated in British Virgin Islands and wholly owned by J&H Trust, a trust established under a trust deed between Mr. Ziyu Shen and Trident Trust company (HK) Limited as trustee.

Through J&H Trust, interests in the Ordinary Shares and other rights and interests under awards granted pursuant to the 2019 Share Incentive Plan are provided to certain grant recipients who are assigned beneficial interests in the J&H Trust corresponding to the number of Ordinary Shares granted to such participant under the 2019 Share Incentive Plan. The maximum aggregate number of Ordinary Shares issuable under the 2019 Share Incentive Plan is 27,438,013. The remaining 18,848,722 Ordinary Shares held by SHINE LINK VENTURE LIMITED represent incentive awards granted to certain of our founding members in 2017 which are also administered through SHINE LINK VENTURE LIMITED and J&H Trust. The trust deed provides that the trustee shall be entitled to exercise the voting rights attached to the ordinary shares held by SHINE LINK VENTURE LIMITED. Ordinary Shares owned by SHINE LINK VENTURE LIMITED will be distributed, in whole or in part, to the ESOP Distributees pursuant to this prospectus. The address of SHINE LINK VENTURE LIMITED is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.
(7)
The address of Baidu (Hong Kong) Limited is Room 2609, China Resources Building 26 Harbour Road, Wanchai, Hong Kong.

(8)
The address of Geely Automobile Holdings Limited is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman,KY1-1104, Cayman Islands.

(9)
Absolute Bond Limited is managed by Press Room LLC. Mr. Jun Hong Heng, a member of our board of directors, is the manager of Press Room LLC. The business address of Absolute Bond Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands.

(10)
The business address of Mr. Chye Kiou Heng is 80 Binchang Rise, Singapore 579940.

(11)
Mr. Jun Hong Heng is an independent director of the Company. The business address of Mr. Jun Hong Heng is 2182 14th Avenue, San Francisco, CA 94116.

(12)
The business address of Paloma Opportunities Ltd is Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands cc 138 Arab Street, Singapore 199826.

(13)
The business address of PT Elang Mahkota Teknologi Tbk is SCTV Tower, 18th Floor, Senain City, Jl. Asia Afrika Lot 19 Jakarta 10270, Indonesia.

(14)
The business address of Mr. Jack Smith is 62 Bourne way, Bromley, Kent, BR2 7EY, United Kingdom.

(15)
Mr. Jun Hong Heng, a member of the Company’s board of directors, is the Chief Investment Officer of Crescent Cove Advisors, LP. The business address of Crescent Cove Advisors, LP is 1700 Montgomery Street, Suite 240, San Francisco, CA 94111.

(16)
The address of Luminar Technologies, Inc.is 2603 Discovery Drive, Suite 100, Orlando, FL 32826.

(17)
The address of Geely Investment Holding Ltd. is 1760 Jiangling Road, Binjiang District, Hangzhou City, Zhejiang Province,China.

(18)
The address of Lotus Technology Inc. is Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands.

(19)
Consists of 3,119,566 Class A Ordinary Shares issuable upon conversion of the Investor Note purchased by SPDB International (Hong Kong) Limited. The address of SPDB International (Hong Kong) Limited is 33/F, SPD Bank Tower, 1 Hennessy Road, Hong Kong.

(20)
Consists of 2,673,914 Class A Ordinary Shares issuable upon conversion of the Investor Note purchased by CNCB (Hong Kong) Investment Limited. The address of CNCB (Hong Kong) Investment Limited is 10/F, AIA Central, 1 Connaught Road, Central, Hong Kong.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 23,871,971 Class A Ordinary Shares issuable upon the exercise of the Warrants. We are also registering the resale by the Selling Securityholders of up to (A) 291,679,672 Class A Ordinary Shares, which include (i) 46,286,735 Class A Ordinary Shares beneficially owned by SHINE LINK VENTURE LIMITED, which were originally acquired prior to the Closing Date and will be distributed, in whole or in part, to the ESOP Distributees pursuant to this prospectus, (ii) 27,523,335Class A Ordinary Shares beneficially owned by Baidu (Hong Kong) Limited and Geely Automobile Holdings Limited, which were originally acquired prior to the Closing Date, (iii) 144,440,574 Class A Ordinary Shares beneficially owned by Fu&Li Industrious Innovators Limited and 48,960,916 Class A Ordinary Shares issuable upon the conversion of 48,960,916 Class B Ordinary Shares beneficially owned by Fu&Li Industrious Innovators Limited and Jie&Hao Holding Limited, which were originally acquired prior to the Closing Date, (iv) 5,250,000 Sponsor Shares issued to the Sponsor on the Closing Date in exchange for the Class B ordinary shares of COVA and subsequently distributed to certain members of the Sponsor; (v) 8,872,000 Class A Ordinary Shares issuable upon the exercise of the Sponsor Warrants, which warrants were originally issued to the Sponsor on the Closing Date and subsequently distributed to certain members of the Sponsor; (vi) 3,500,000 Class A Ordinary Shares issued to the Strategic Investors on the Closing Date; (vii) 1,052,632 Class A Ordinary Shares issued to Lotus on the Closing Date; and (viii) 5,793,480 Class A Ordinary Shares issuable upon conversion of the Investor Notes issued to the CB Investors, and (B) 8,872,000 Sponsor Warrants. As used herein, “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) selling securities received after the date of this prospectus from the Selling Securityholders.
The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Registered Shares to be made directly or through agents. The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus, and each Selling Securityholder will act independently of us in making decisions with respect to the timing, manner and size of any sale. However, there can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus.
We will receive proceeds of up to an aggregate of approximately US$274,527,666 from the exercise of the Warrants if all of the Warrants are exercised for cash. The likelihood that warrant holders will exercise the Warrants and any cash proceeds that we would receive are dependent upon the market price of the Class A Ordinary Shares, among other things. If the market price for the Class A Ordinary Shares is less than US$11.50 per share, we believe warrant holders will be unlikely to exercise their Warrants. There is no assurance that the Warrants will be “in the money” prior to their expiration or that the warrant holders will exercise their Warrants. Holders of the Sponsor Warrants have the option to exercise the Sponsor Warrants on a cashless basis in accordance with the Warrant Agreement. To the extent that any Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the Warrants will decrease.
We will not receive any proceeds from any sale by the Selling Securityholders of the securities being registered hereunder. The aggregate proceeds to the Selling Securityholders will be the aggregate purchase price of the securities sold less any discounts and commissions borne by the Selling Securityholders. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of our Class A Ordinary Shares or Warrants. Our Class A Ordinary Shares and Warrants are currently listed on Nasdaq under the symbols “ECX” and “ECXWW,” respectively.
The Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of Nasdaq;

•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
through one or more underwritten offerings on a firm commitment or best efforts basis;

•
settlement of short sales entered into after the date of this prospectus;

•
agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•
distribution to employees, members, limited partners or stockholders of the Selling Securityholder or its affiliates by pledge to secure debts and other obligations;

•
delayed delivery arrangements;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

The Selling Securityholders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Securityholders and, at the time of the determination, may be higher or lower than the market price of our securities on Nasdaq or any other exchange or market. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time or for any other reason.
With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement will be or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part may be, prepared and will set forth the following information:
•
the specific securities to be offered and sold;

•
the names of the Selling Securityholders;

•
the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•
settlement of short sales entered into after the date of this prospectus;

•
the names of any participating agents, broker-dealers or underwriters; and

•
any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.

To the extent required, we will use our best efforts to file a post-effective amendment to the registration statement of which this prospectus is part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information, and this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.
We may suspend the sale of the Registered Securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Securityholder’s Class A Ordinary Shares or Warrants, the Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the Selling Securityholders for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus or post-effective amendment to name specifically such person as a Selling Securityholder.
In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement or post-effective amendment in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution. 46,286,735 Class A Ordinary Shares beneficially owned by SHINE LINK VENTURE LIMITED will be distributed, in whole or in part, to the ESOP Distributees pursuant to this prospectus. The ESOP Distributees are recipients of incentive awards which we have previously granted and administered through SHINE LINK VENTURE LIMITED. These awards are subject to vesting and exercise price is payable. Upon the exercise of an award by any ESOP Distributee, SHINE LINK VENTURE LIMITED may elect to settle such award by either a distribution of the underlying Class A Ordinary Shares to the ESOP Distributee or through the payment to the ESOP Distributee of proceeds received from the sale of the underlying Class A Ordinary Shares, in each case pursuant to this prospectus. The Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.
If any of the Selling Securityholders use an underwriter or underwriters for any offering, we will name such underwriter or underwriters, and set forth the terms of the offering, in a prospectus supplement pertaining to such offering and, except to the extent otherwise set forth in such prospectus, the applicable Selling Securityholders will agree in an underwriting agreement to sell to the underwriter(s), and the underwriter(s) will agree to purchase from the Selling Securityholders, the number of shares set forth in such prospectus supplement. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by one or more underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless otherwise set forth in such prospectus supplement, the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, may have banking, lending or other relationships with us or the Selling Securityholders or perform services for us or the Selling Securityholders, in the ordinary course of business.
Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
In order to facilitate the offering of the securities, any underwriters, broker-dealers or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters, broker-dealers or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters, broker-dealers or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters, broker-dealers or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The Selling Securityholders may also authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.
In effecting sales, underwriters, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Underwriters, broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.
A Selling Securityholder may enter into derivative transactions with third parties, including hedging transactions with broker-dealers or other financial institutions, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.
We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.
We have agreed to indemnify certain Selling Securityholders against certain liabilities, including liabilities under the Securities Act with respect to their Registered Securities and these Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. We and/or these Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.